Exhibit 99.1

NEWS RELEASE
Contacts:	Rob Capps, President & CEO MIND Technology, Inc. 281-353-4475

Ken Dennard / Zach Vaughan 713-529-6600 MIND@dennardlascar.com

MIND TECHNOLOGY, INC. REPORTS

FISCAL 2023 FOURTH QUARTER AND YEAR-END RESULTS

THE WOODLANDS, TX – April 19, 2023 – MIND Technology, Inc. (NASDAQ: MIND) (“MIND” or the “Company”) today announced financial results for its fiscal 2023 fourth quarter and year ended January 31, 2023.

Revenues from Marine Technology Products sales for the fourth quarter of fiscal 2023 were $12.4 million compared to $4.9 million in the third quarter of fiscal 2023 and $3.8 million in the fourth quarter of fiscal 2022.

The Company reported income from continuing operations for the fourth quarter of fiscal 2023 of approximately $445,000 compared to a loss from continuing operations of $3.3 million in the third quarter of fiscal 2023 and a loss from continuing operations of $5.1 million in the fourth quarter of fiscal 2022. Fourth quarter of fiscal 2023 net loss from continuing operations attributable to common shareholders was $(0.03) per share compared to the third quarter of fiscal 2023 net loss from continuing operations of $(0.31) per share and a net loss from continuing operations of $(0.43) per share in the fourth quarter of fiscal 2022.

Our fourth quarter income from continuing operations included some non-recurring income and expense items, including income related to employee retention credits and expenses related to inventory impairment and settlement charges, which netted to approximately $377,000 of reported income.

Adjusted EBITDA from continuing operations for the fourth quarter of fiscal 2023 was approximately $1.4 million compared to a loss of $2.7 million in the third quarter of fiscal 2023 and a loss of $4.5 million in the fourth quarter of fiscal 2022. Adjusted EBITDA from continuing operations, which is a non-GAAP measure, is defined and reconciled to reported net income (loss) from continuing operations and cash used in operating activities in the accompanying financial tables. These are the most directly comparable financial measures calculated and presented in accordance with United States generally accepted accounting principles.

The backlog of Marine Technology Products as of January 31, 2023, was approximately $20.7 million compared to $19.9 million at October 31, 2022 and $13.1 million at January 31, 2022.

Rob Capps, MIND’s President and Chief Executive Officer, stated, “We are pleased to report positive results for the fourth quarter as we returned to reporting net income with significantly improved revenues, Adjusted EBITDA and backlog on both a quarter and full-year basis. Our fourth quarter revenues from continuing operations increased 230% year-over-year and full-year fiscal 2023 revenue improved by 52% from fiscal 2022 levels. Our backlog of $20.7 million was up over 58% from the $13.1 million we reported at the end of 2022, demonstrating the strong demand growth we continue to see in our key markets. Inquiry and bidding activity remain robust as we work to further expand our backlog. As we announced earlier this week, we have recently received new orders totaling more than $7.0 million and have other pending orders that we expect to receive soon. Our backlog reflects the continued positive momentum that we are experiencing in various markets, and we believe that our differentiated marine technology products are uniquely positioned to benefit from favorable market trends. We expect revenues from continuing operations to improve in fiscal 2024 as compared to fiscal 2023.

“Although we maintained working capital of almost $14.0 million as of year end, I think it is important to highlight the $3.75 million secured financing arrangement we entered into in February of this year. This arrangement provided working capital to assist in the execution of our backlog of business, but importantly, did not dilute our equity holders and contained minimal restrictions such as financial covenants or limitations on the use of proceeds. Due to this financing and cash flow from increased sales in the fourth quarter of fiscal 2023 and first quarter of fiscal 2024, we have seen an improvement in our liquidity position subsequent to year end.  Furthermore, we recently instituted cost control measures that we believe have the potential to save upwards of $1 million annually.

“As we move into fiscal 2024, we continue to believe the positive trend for order flow will continue. Additionally, we believe the underlying market fundamentals are positive and those have contributed to the increase in order activity. The current geopolitical situation emphasizes the need for maritime security and other defense applications. The constructive pricing environment in the energy market is positive for our customers in that space.  The trend towards renewable energy, such as wind farms, is a positive development for our marine survey customers. We plan to continue to execute our long-term strategic initiatives and position the Company to become a leading provider of innovative marine technology and products,” concluded Capps.

CONFERENCE CALL

Management has scheduled a conference call for Thursday, April 20, 2023 at 9:00 a.m. Eastern Time (8:00 a.m. Central Time) to discuss the Company’s fiscal 2023 fourth quarter and year-end results. To access the call, please dial (412) 902-0030 and ask for the MIND Technology call at least 10 minutes prior to the start time. Investors may also listen to the conference live on the MIND Technology website, http://mind-technology.com, by logging onto the site and clicking “Investor Relations.” A telephonic replay of the conference call will be available through April 27, 2023 and may be accessed by calling (201) 612-7415 and using passcode 13737244#. A webcast archive will also be available at http://mind-technology.com shortly after the call and will be accessible for approximately 90 days. For more information, please contact Dennard Lascar Investor Relations by email at MIND@dennardlascar.com.

ABOUT MIND TECHNOLOGY

MIND Technology, Inc. provides technology to the oceanographic, hydrographic, defense, seismic and security industries. Headquartered in The Woodlands, Texas, MIND has a global presence with key operating locations in the United States, Singapore, Malaysia and the United Kingdom. Its Seamap and Klein units, design, manufacture and sell specialized, high performance, marine sonar and seismic equipment.

Forward-looking Statements

Certain statements and information in this press release concerning results for the quarter and fiscal year ended January 31, 2023 may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature.  These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us.  While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate.  All comments concerning our expectations for future revenues and operating results are based on our forecasts of our existing operations and do not include the potential impact of any future acquisitions or dispositions.  Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, without limitation, reductions in our customers’ capital budgets, our own capital budget, limitations on the availability of capital or higher costs of capital, volatility in commodity prices for oil and natural gas and the extent of disruptions caused by the COVID-19 outbreak.

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, unless required by law, whether as a result of new information, future events or otherwise. All forward-looking statements included in this press release are expressly qualified in their entirety by the cautionary statements contained or referred to herein.

Non-GAAP Financial Measures

Certain statements and information in this press release contain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with United States generally accepted accounting principles, or GAAP.  Company management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Company management also believes that these non-GAAP financial measures enhance the ability of investors to analyze the Company's business trends and to understand the Company's performance. In addition, the Company may utilize non-GAAP financial measures as guides in its forecasting, budgeting, and long-term planning processes and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP.  Reconciliation of Backlog, which is a non-GAAP financial measure, is not included in this press release due to the inherent difficulty and impracticality of quantifying certain amounts that would be required to calculate the most directly comparable GAAP financial measures.

Tables to Follow

MIND TECHNOLOGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

(unaudited)

	January 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$778	$5,114
Accounts receivable, net of allowance for doubtful accounts of $504 and $484 at January 31, 2023 and 2022, respectively	3,993	8,126
Inventories, net	15,318	14,006
Prepaid expenses and other current assets	2,144	1,840
Assets held for sale	—	159
Total current assets	22,233	29,245
Property and equipment, net	3,945	4,272
Operating lease right-of-use assets	1,749	1,835
Intangible assets, net	4,931	6,018
Other assets	—	650
Total assets	$32,858	$42,020
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,101	$2,046
Deferred revenue	164	232
Accrued expenses and other current liabilities	2,247	5,762
Income taxes payable	1,247	837
Operating lease liabilities - current	903	869
Liabilities held for sale	—	953
Total current liabilities	8,662	10,699
Operating lease liabilities - non-current	846	966
Deferred tax liability	298	92
Total liabilities	9,806	11,757
Stockholders’ equity:
Preferred stock, $1.00 par value; 2,000 shares authorized; 1,683 shares issued and outstanding at each January 31, 2023, and 2022	37,779	37,779
Common stock $0.01 par value; 40,000 shares authorized; 15,721 and 15,705 shares issued at January 31, 2023 and 2022, respectively	157	157
Additional paid-in capital	129,580	128,926
Treasury stock, at cost (1,933 and 1,931 shares at January 31, 2023 and 2022, respectively)	(16,863)	(16,862)
Accumulated deficit	(127,635)	(117,856)
Accumulated other comprehensive loss	34	(1,881)
Total stockholders’ equity	23,052	30,263
Total liabilities and stockholders’ equity	$32,858	$42,020

MIND TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	For the Three Months Ended January 31,		For the Twelve Months Ended January 31,
	2023	2022	2023	2022
Revenues:
Sale of marine technology products	$12,407	$3,759	$35,091	$23,107
Total revenues	12,407	3,759	35,091	23,107
Cost of sales:
Sale of marine technology products	7,781	3,674	22,116	17,085
Total cost of sales	7,781	3,674	22,116	17,085
Gross profit	4,626	85	12,975	6,022
Operating expenses:
Selling, general and administrative	3,667	3,663	15,304	14,761
Research and development	708	1,029	3,398	3,596
Depreciation and amortization	472	492	1,887	2,209
Total operating expenses	4,847	5,184	20,589	20,566
Operating loss	(221)	(5,099)	(7,614)	(14,544)
Other income (expense):
Other income (expense), net	986	(111)	882	926
Total other income (expense)	986	(111)	882	926
Income (loss) from continuing operations before income taxes	765	(5,210)	(6,732)	(13,618)
(Provision) benefit for income taxes	(320)	150	(699)	39
Income (loss) from continuing operations	445	(5,060)	(7,431)	(13,579)
Income (loss) from discontinued operations, net of income taxes	221	(803)	(1,401)	(1,506)
Net income (loss)	$666	$(5,863)	$(8,832)	$(15,085)
Preferred stock dividends - declared	—	(947)	(947)	(2,901)
Preferred stock dividends - undeclared	(947)	—	(2,841)	—
Net loss attributable to common stockholders	$(281)	$(6,810)	$(12,620)	$(17,986)
Net income (loss) per common share - Basic
Continuing operations	$(0.03)	$(0.43)	$(0.82)	$(1.20)
Discontinued operations	$0.01	$(0.06)	$(0.10)	$(0.11)
Net loss	$(0.02)	$(0.49)	$(0.92)	$(1.31)
Net income (loss) per common share - Diluted
Continuing operations	$(0.03)	$(0.43)	$(0.82)	$(1.20)
Discontinued operations	$0.01	$(0.06)	$(0.10)	$(0.11)
Net loss	$(0.02)	$(0.49)	$(0.92)	$(1.31)
Shares used in computing loss per common share:
Basic	13,789	13,774	13,784	13,771
Diluted	13,789	13,774	13,784	13,771

MIND TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Year Ended January 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(8,832)	$(15,085)
Adjustments to reconcile net loss to net cash used in operating activities:
PPP loan forgiveness	—	(850)
Depreciation and amortization	1,887	2,214
Stock-based compensation	654	643
Non-cash cumulative translation adjustment for discontinued operations	1,626	—
(Recovery) provision for doubtful accounts, net of charge offs	—	(453)
Provision for inventory obsolescence	445	921
Gross profit from sale of lease pool equipment	(1,052)	—
Gross profit from sale of other equipment	113	(155)
Deferred tax expense	207	(106)
Changes in:
Accounts receivable	4,890	(3,195)
Unbilled revenue	(26)	(57)
Inventories	(1,756)	(3,074)
Income taxes receivable and payable	172	37
Accounts payable, accrued expenses and other current liabilities	775	713
Prepaid expenses and other current and long-term assets	(10)	(565)
Deferred revenue	(1,998)	1,878
Net cash used in operating activities	(2,905)	(17,134)
Cash flows from investing activities:
Cost incurred to develop technology	(12)	—
Purchases of property and equipment	(570)	(834)
Sale of assets held for sale	1,052	5,437
Sale of business, net of cash sold	—	761
Net cash provided by investing activities	470	5,364
Cash flows from financing activities:
Net proceeds from preferred stock offering	—	14,676
Net proceeds from common stock offering	—	43
Repurchase of common stock	(1)	(2)
Preferred stock dividends	(1,894)	(2,530)
Proceeds from PPP loans	—	—
Net cash (used in) provided by financing activities	(1,895)	12,187
Effect of changes in foreign exchange rates on cash, cash equivalents and restricted cash	(6)	86
Net (decrease) increase in cash, cash equivalents and restricted cash	(4,336)	503
Cash, cash equivalents and restricted cash, beginning of period	5,114	4,611
Cash, cash equivalents and restricted cash, end of period	$778	$5,114

MIND TECHNOLOGY, INC.

Reconciliation of Net Loss From Continuing Operations and Net Cash Used in Operating Activities to EBITDA and

Adjusted EBITDA From Continuing Operations

(in thousands)

(unaudited)

	For the Three Months Ended January 31,		For the Twelve Months Ended January 31,
	2023	2022	2023	2022
	(in thousands)		(in thousands)
Reconciliation of Net loss from continuing operations to EBITDA and Adjusted EBITDA
Net income (loss) from continuing operations	$445	$(5,060)	$(7,431)	$(13,579)
Interest expense, net	$—	$—	$4	$—
Depreciation and amortization	473	492	1,887	2,209
Provision (benefit) for income taxes	320	(150)	699	(39)
EBITDA from continuing operations (1)	1,238	(4,718)	(4,841)	(11,409)
Non-cash foreign exchange losses	—	39	—	163
Stock-based compensation	130	224	654	643
Adjusted EBITDA from continuing operations (1)	$1,368	$(4,455)	$(4,187)	$(10,603)
Reconciliation of Net Cash Used In Operating Activities to EBITDA
Net cash used in operating activities	$(653)	$(5,905)	$(2,905)	$(17,134)
PPP loan forgiveness	—	—	—	850
Stock-based compensation	(130)	(224)	(654)	(643)
Provision for inventory obsolescence	(377)	(533)	(445)	(616)
Changes in accounts receivable (current and long-term)	(6)	(567)	(4,798)	4,316
Interest paid	—	—	4	—
Taxes paid, net of refunds	—	206	371	355
(Gain) loss on sale of other equipment	—	—	(113)	155
Changes in inventory	(1,143)	2,992	1,756	3,122
Changes in accounts payable, accrued expenses and other current liabilities and deferred revenue	2,788	(873)	1,193	(2,673)
Changes in prepaid expenses and other current and long-term assets	560	64	536	606
Other	199	122	214	253
EBITDA from continuing operations (1)	$1,238	$(4,718)	$(4,841)	$(11,409)

1.

EBITDA and Adjusted EBITDA are non-GAAP financial measures. EBITDA is defined as net income before (a) interest income and interest expense, (b) provision for (or benefit from) income taxes and (c) depreciation and amortization. Adjusted EBITDA excludes non-cash foreign exchange gains and losses, stock-based compensation, impairment of intangible assets, other non-cash tax related items and non-cash costs of lease pool equipment sales. We consider EBITDA and Adjusted EBITDA to be important indicators for the performance of our business, but not measures of performance or liquidity calculated in accordance with GAAP. We have included these non-GAAP financial measures because management utilizes this information for assessing our performance and liquidity, and as indicators of our ability to make capital expenditures, service debt and finance working capital requirements and we believe that EBITDA and Adjusted EBITDA are measurements that are commonly used by analysts and some investors in evaluating the performance and liquidity of companies such as us. In particular, we believe that it is useful to our analysts and investors to understand this relationship because it excludes transactions not related to our core cash operating activities. We believe that excluding these transactions allows investors to meaningfully trend and analyze the performance of our core cash operations. EBITDA and Adjusted EBITDA are not measures of financial performance or liquidity under GAAP and should not be considered in isolation or as alternatives to cash flow from operating activities or net income as indicators of operating performance or any other measures of performance derived in accordance with GAAP. In evaluating our performance as measured by EBITDA, management recognizes and considers the limitations of this measurement. EBITDA and Adjusted EBITDA do not reflect our obligations for the payment of income taxes, interest expense or other obligations such as capital expenditures. Accordingly, EBITDA and Adjusted EBITDA are only two of the measurements that management utilizes. Other companies in our industry may calculate EBITDA or Adjusted EBITDA differently than we do and EBITDA and Adjusted EBITDA may not be comparable with similarly titled measures reported by other companies.